EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

[BAUMANN, RAYMONDO & COMPANY, P.A. LETTERHEAD]

We hereby consent to the incorporation of our report as independent auditors accompanying the audited financial statements of Infinium Labs, Inc. (“Infinium”) as of October 31, 2003, and for the period December 9, 2002 to October 31, 2003, issued in connection with Infnium’s filins of its registration statement being filed under the Securities Act of 1933, under cover of Form S-8.  We also consent to the use of our name under the heding “Experts” in the registration statement.

 /s/ BAUMANN, RAYMONDO & COMPANY, P.A.

BAUMANN, RAYMONDO & COMPANY, P.A.

Tampa, Florida

October 5, 2005